EXHIBIT 5.1

                           Oscar D. Folger Law Offices
                                 521 5th Avenue
                               New York, NY 10175

Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, DC 20549

         Re: Unity Wireless Corporation
         Form SB-2/A Registration Statement File # 333-114817

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2/A (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Unity Wireless Corporation, a Delaware corporation (the "Company") with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

In rendering this opinion, we advise you that we are members of the Bar of the State of New York, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.


                                        Very truly yours,


                                        /s/ Oscar Folger